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Exhibit 10.2

LIGHTSPACE CORPORATION

AMENDED AND RESTATED

SECURITYHOLDER DEBT

AND EQUITY CONVERSION AND EXCHANGE AGREEMENT

        This AMENDED AND RESTATED SECURITYHOLDER DEBT AND EQUITY CONVERSION AND EXCHANGE AGREEMENT (this "Agreement") is dated as of February 9, 2006 (the "Effective Date"), by and between Lightspace Corporation, a Delaware corporation, (the "Company") and each of the undersigned persons to this Agreement (each a "Securityholder" and collectively, the "Securityholders"). This Agreement supersedes in its entirety that certain Stockholder Debt Cancellation and Equity Conversion Agreement entered into between the Company and the Securityholders prior to the date hereof (the "Original Agreement").

        WHEREAS, each Securityholder, has, in the past, from time to time, (a) acquired such equity rights in the Company (if any), in the form of common stock, preferred stock, and / or options or warrants to acquire such common and / or preferred stock, as set forth on Exhibit A attached hereto (collectively, the "Equity Instruments") next to the name of such Securityholder. Such Securityholder's rights under the Equity Instruments (if any) are collectively referred to as the "Securityholder's Equity Rights"; and (b) loaned money to the Company in accordance with one or more notes or other instruments of debt as set forth on Exhibit A attached hereto next to the name of such Securityholder (collectively, the "Debt Instruments"), which Debt Instruments remain outstanding as of the date hereof. The Securityholder's rights under such Debt Instruments, including without limitation rights to interest, and rights to expenses or default, are collectively referred to as the "Securityholder's Credit Rights"; and

        WHEREAS, the Company has entered into negotiations with third parties, not currently stockholders of the Company, that contemplate one or a series of transactions in which the Company will obtain an infusion of capital from such third parties (the "New Investors"); and

        WHEREAS, the New Investors have required, as a condition to entering into such transactions that the Company restructure and simplify its equity structure and eliminate its debt to its existing investors; and

        WHEREAS, the Company's Board of Directors has determined that it will be beneficial for the Company and for the Company's stockholders and investors to enter into such transactions with the New Investors; and

        WHEREAS, each Securityholder has agreed to cooperate with the Company to satisfy the conditions being imposed upon the Company by the New Investors; and

        WHEREAS, each Securityholder has agreed to exchange its Equity Instruments and Debt Instruments, to restructure the Securityholder's Equity Rights and to cancel its Securityholder's Credit Rights, as the case may, as set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. STOCK EXCHANGE

        1.1.    Renunciation of the Securityholder's Credit Rights.    In exchange for the issuance to the Securityholder of the Exchange Securities, as set forth below in Section 1.3. hereof, the Securityholder (to the extent such Securityholder has Credit Rights) hereby agrees that, subject to the satisfaction of the conditions of Section 4.1 hereof: (i) all of the Debt Instruments are hereby cancelled in their entirety, and the Company is hereby released from any and all of its obligations and liabilities accruing at any time under such Debt Instruments and from any and all claims, including claims for any default, that Securityholder may have with respect thereto; (ii) the Securityholder hereby irrevocably renounces and waives any and all of the Securityholder's Credit Rights and hereby releases the Company from any and all further obligations and liabilities the Company may have with respect to such Credit Rights and any and all claims, including any claims arising from any default under the Debt Instruments, that Securityholder may have with respect thereto. The Securityholder agrees that it is the intention of this Section 1.1. to extinguish any and all obligations and liabilities of the Company, and of any guarantor or endorser thereof, pursuant to the terms of the cancelled Debt Instruments and any and all claims that may arise with respect thereto. In the event that a Securityholder has lost any instrument evidencing Credit Rights, or in the event such instrument has been mutilated or destroyed, such Securityholder agrees to deliver herewith to the Company an affidavit of loss, in a form reasonably acceptable to the Company, certifying the same to the Company and agreeing to indemnify the Company for any losses incurred due to such loss, mutilation or destruction.

        1.2.    Exchange of Equity Rights.    In exchange for the issuance to the Securityholder of the Exchange Securities, as set forth below in Section 1.3. hereof, the Securityholder hereby agrees to, subject to the satisfaction of the conditions of Section 4.1 hereof, irrevocably transfer and assign to the Company all existing Equity Instruments held by the Securityholder as of the date hereof, as well as all of the Securityholder's Equity Rights therein. The Securityholder agrees to deliver herewith to the Company the certificate or certificates evidencing such Securityholder's Equity Instruments, duly endorsed in blank or accompanied by duly executed stock powers for transfer, free and clear of any and all claims. In the event that a Securityholder has lost any certificate evidencing Equity Rights, or in the event such certificate has been mutilated or destroyed, such Securityholder agrees to deliver herewith to the Company an affidavit of loss, in a form reasonably acceptable to the Company, certifying the same to the Company and agreeing to indemnify the Company for any losses incurred due to such loss, mutilation or destruction.

        1.3.    Issuance of Exchange Securities.    Subject to Sections 1.1., 1.2., and 4.1. of this Agreement, immediately following receipt by the Company of the Securityholder's Equity Instruments (and/or affidavits of loss in respect thereof, if applicable), and upon receipt of the Company of this Agreement fully executed by the Securityholder, the Company shall issue to the Securityholder a certificate for such number of shares of Common Stock and such warrants for the purchase of shares of Common Stock as set forth next to the name of the Securityholder on Exhibit A attached hereto (collectively, the "Exchange Securities"). A form of the Warrant Agreement (the "Warrant Agreement") to be used in connection with each such warrant is attached hereto as Exhibit B. The warrants to be issued to Securityholders are referred to in the Warrant Agreement as Exchange Warrants. The Warrant Agreement also reflects the terms of the investment expected to be made by New Investors (including without limitation the Unit Warrants described in the Warrant Agreement); however, the parties hereto recognize and agree that the terms of such investment, including without limitation the Unit Warrants, may change. The Securityholder acknowledges and agrees that the capitalization information set forth in Exhibit A is prepared as of the Effective Date and is based on the current size of investment of capital by the New Investor into the Company.

        The Securityholder hereby waives any and all claims such Securityholder may have in respect of the Securityholder's Credit Rights or the Securityholder's Equity Rights, including any claims arising from the exchange thereof for the Exchange Securities and the terms thereof hereunder, and releases the Company and its directors, officers, shareholders, agents, representatives and affiliates from any and all claims that the Securityholder may have in respect of such exchange or any investment decision to be made by the Securityholder with respect thereto.

        1.4.    Waiver and Termination of Certain Rights.

          (a)   Termination of any pre-existing Equity Rights.    The Securityholder hereby forever waives any rights that it may have pursuant to any security of the Company (except for the Exchange Securities) and any agreement with the Company, relating thereto, whether or not such agreement is referenced herein, to acquire any equity interest in the Company, other than as is delivered to the Securityholder hereunder. Without limitation, the Securityholder is irrevocably and forever waiving any of its preemptive rights, participation rights, rights of co-sale or first refusal, registration rights, or any other similar rights that the Securityholder may have pursuant to any Debt Instrument or Credit Instrument, which rights (if any) are hereby forever terminated.

          (b)   Termination of any pre-existing Credit Rights.    The Securityholder hereby forever waives any rights that it may have pursuant to any agreement with Company, whether or not such agreement is referenced herein, with respect to the payment of any monies loaned by the Securityholder to or otherwise invested in the Company, which rights (if any) are hereby forever terminated. In connection with the issuance of the Exchange Securities, the Securityholder acknowledges and agrees that the Securityholder is waiving all interest or other amounts accrued that may be owed to the Securityholder under the Debt Instruments or otherwise in respect of the Credit Rights, and that the number of Exchange Securities issuable to the Securityholder in respect of such Credit Rights is calculated based upon only the principal amount understanding under such Debt Instruments, and not upon any interest accrued thereunder.

        1.5    Lockup Agreements.

          (a)    Restrictions on Public Sale.    Each Securityholder, if the Company or its underwriter so request in connection with the initial public offering of the Company's securities, will not, without the prior written consent of the Company or such underwriter, effect any public sale or other public distribution of any equity securities of the Company, including without limitation any sale pursuant to Rule 144 or any pledge, hypothecation, loan, short sale or other transfer, during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on the effective date of such underwritten registration, or such other lockup period that the underwriter or the Company requests, so long as all of the Company's officers and directors, and holders of 5% or more of the Company's Common Stock, agree to be bound by such restrictions on public sale or distribution of equity securities of the Company.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As a material inducement to the Securityholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes to each such Securityholder the following representations and warranties:

        2.1.    Authority.    This Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditor's rights generally or by principles governing the availability of equitable remedies.

        2.2.    No Conflicts.    The execution, delivery and performance by the Company of this Agreement does not and will not, with or without the giving of notice or the lapse of time or both, (a) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the Company or its property is bound or affected, (b) violate any judgment, decree, order, statute, law, rule or regulation applicable to the Company, or

(c) require the Company to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS

        As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Securityholder represents and warrants to the Company as follows:

        3.1.    Authority.    The Securityholder has full right, authority, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of such Securityholder enforceable against such Securityholder in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditor's rights generally or by principles governing the availability of equitable remedies.

        3.2.    No Conflicts.    The execution, delivery and performance by such Securityholder of this Agreement does not and will not, with or without the giving of notice or the lapse of time or both, (a) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Securityholder is a party or by which such Securityholder or such Securityholder's property is bound or affected, (b) violate any judgment, decree, order, statute, law, rule or regulation applicable to such Securityholder, or (c) require such Securityholder to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

        3.3.    Title to Equity Rights.    The Securityholder is the sole record and beneficial holder and owner of the Debt Instruments and Equity Instruments and the Credit Rights and Equity Rights with respect thereto, respectively, free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, voting trusts, encumbrances, rights or restrictions of any nature (collectively, the "Encumbrances"), including, without limitation, those of spouses, former spouses or other family members, or other Securityholders (or former Securityholders) of the Company. The Securityholder has not pledged or assigned or transferred to any other person any rights in any claims relating to any Credit Rights or Equity Rights. The transfer and assignment of the Equity Instruments by the Securityholder pursuant to this Agreement will vest in the Company good and legal title to the Equity Instruments the Equity Rights therein, free and clear of all Encumbrances.

        3.4.    Access to Information.    Each Securityholder represents that (i) the Securityholder has received and read all information the Securityholder has deemed necessary or appropriate for purposes of considering the Holder's decision to enter into this Agreement; (ii) the Securityholder has had the opportunity to discuss the Company's business, operations and financial condition and prospects with the Company's management, and to ask questions and receive answers from the Company regarding the terms and conditions of the transactions contemplated herein; and (iii) the Securityholder's decision to enter into this Agreement is made in reliance solely upon the Securityholder's own judgment together with the advice of those advisors retained by the Securityholder, if any, and has been made without any reliance on any recommendation or endorsement of the Company or any third party with respect thereto, including without limitation any advise or representation relating to tax matters. The Securityholder agrees that no representations or warranties by the Company are made, or shall be deemed to have been made, at any time or in any manner, whether written or oral, other than such representations and warranties as expressly written in this Agreement.

        3.5.    Investment Intent.    Each Securityholder represents that it is acquiring the Exchange Securities for investment purposes only, and not with a view for distribution other than in accordance with applicable law.

SECTION 4. MISCELLANEOUS

        4.1.    Effective Date of this Agreement.    The Company and the Securityholder acknowledge and agree that the transactions specified in Sections 1.1.-1.4. of this Agreement (the "Contemplated Transactions") are subject to the completion of, and this Agreement and the documents delivered hereunder by the parties shall not be effective until the closing of a Qualified Financing by the Company. For the purposes of this Agreement, "Qualified Financing" means the transaction after the date hereof in which the Company has received, together with any preceding similar transaction (which may have occurred prior to the date of this Agreement), an aggregate investment of at least $2 million in gross proceeds to the Company in such transaction(s) between the Company and one or more New Investors. Upon the closing of the Qualified Financing, the Contemplated Transactions by this Agreement shall automatically and irrevocably become effective and binding upon the parties hereto, automatically and without any further action being required on the part of the Company or any Securityholder, and the Company shall deliver to each Securityholder the certificates for the shares of Common Stock and the warrants comprising such Securityholder's Exchange Securities contemplated under Section 1.3. hereof.

        4.2.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice or conflicts of law principles the effect of which would cause the application of the domestic substantive laws of any other jurisdiction).

        4.3.    Entire Agreement.    This Agreement, together with the exhibits attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between them or any of them as to such subject matter, including, without limitation the Original Agreement. This Agreement may be amended by a written instrument that specifically refers to this Agreement and that is signed by the Company on the one hand, and on the other hand, by those Securityholders that hold or are entitled to acquire a majority of the Exchange Securities (measured on a fully-diluted basis) then issued or issuable under this Agreement.

        4.4.    Successors and Assigns.    This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

        4.5.    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original but together shall constitute one and the same agreement.

        4.6.    Further Assurances.    At any time or from time to time after the date of this Agreement, the parties hereto will take all appropriate action and execute and deliver, without limitation, any documents or instruments of transfer, conveyance, assignment and confirmation or provide any information which may be reasonably necessary to carry out any of the provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this SECURITYHOLDER DEBT AND EQUITY CONVERSION AND EXCHANGE AGREEMENT as of the Effective Date.

COMPANY:
LIGHTSPACE CORPORATION
By:
	Name:	Andrew Kennedy Lang
	Title:	President

[Securityholder counterpart signature pages to follow]

COUNTERPART SIGNATURE PAGE TO
SECURITYHOLDER DEBT AND EQUITY
CONVERSION AND EXCHANGE AGREEMENT

SECURITYHOLDER:
«FName» «LName»

Exhibit A

Lightspace Corporation
Preferred Stock and Debt Exchange Table

	Capitalization Table as of 2/1/06								Capitalization Table After Exchange					Capitalization Table with 1 for 2.5 Stock Split
	Common Stock		Preferred Stock						Common Stock					Common Stock
Name	Shares Owned	Warrants to Purchase	Shares Owned	Warrants to Purchase	Unsecured Debt Principal	Secured Debt Principal	Debt Guarantees(1) Principal		Shares Owned	Warrants to Purchase at Exercise Price of:				Shares Owned	Warrants to Purchase at Exercise Price of:
								Other		0.32-0.33	$0.40	$1.20	$3.00		0.80-0.83	$1.00	$3.00	$7.50
Ken Lang	1,153,333	37,824		6,829	69,168	515,468	924,842	(2)(3)	1,860,579	903,130	140,080	625,897	51,482	744,231	361,252	56,032	250,359	20,595
Dave Hoch	993,333	20,833							993,333				20,833	397,333				8,333
Dan McClure	55,402								55,402					22,161
Doug Naidus	13,851								13,851					5,540
Jim Meyers	6,926								6,926					2,770
Andrew Lang	38,782					391,842		(2)	488,197		183,616		40,000	195,279		73,446		16,000
Pankaj Tandon	180,000	149,000	124,390	34,146	1,076,000			(2)	1,805,543			719,871	389,293	722,217			287,948	155,717
CFGI	1,329								1,329					532
Warren Stephens			5,000						15,000					6,000
Peter Schlessel			2,000						6,000					2,400
Tom Gilardi			2,342						7,026					2,810
L Ventures						303,000		(2)	430,268		183,616	196,630		172,107		73,446	78,652
Greg Elinsky						150,000		(2)	255,364		183,616	82,332		102,146		73,446	32,933
Richard Sands		1,500			20,000			(2)	14,013				3,000	5,605				1,200
Alan Feldman		1,125			15,000			(2)	10,510				2,250	4,204				900
Wayde Walker		1,125			15,000			(2)	10,510				2,250	4,204				900
L Rich		3,750			50,000			(2)	34,729				7,500	13,892				3,000
D Larson		3,750			50,000			(2)	34,729				7,500	13,892				3,000
Source One		7,500			100,000			(2)	69,458				15,000	27,783				6,000
Oaks Enterprises		2,625			35,000			(2)	24,214				5,250	9,686				2,100
Pjake30, LLC		7,500			100,000			(2)	69,783				15,000	27,913				6,000
J Igoe		1,875			25,000			(2)	17,204				3,750	6,881				1,500
A Mitchell		1,875			25,000			(2)	17,204				3,750	6,881				1,500
Paystream Mgmt Group								(4)	465,145					186,058
Casimir Capital		9,567											19,134					7,653
Employee Stock Option Pool		180,200								180,200					72,080

Total	2,442,956	430,049	133,732	40,975	1,580,167	1,360,310	924,842		6,706,317	1,083,330	690,927	1,624,730	585,991	2,682,527	433,332	276,371	649,892	234,398

Notes:

(1)
Debt Guarantees include personal guarantees for other secured debt and outstanding accounts payable, plus transfer of former secured debt to debtors but still requiring guarantee
(2)
Waived interest on debt
(3)
Waived or foregone salary replaced with minimum wage since inception
(4)
PMG is assuming portion of loans held by Mr. Lang that were necessary to fund Company during emergency situations in exchange for a portion of Mr. Lang's equity
(5)
Mr. Lang will have portion of debt exchanged for contingent note of $237,381 with risk of forfeiture unless certain profitability and continued employment requirements are met
(6)
1 for 2.5 stock split is subject to majority shareholder approval, and has been recommended by underwriter to optimize pricing considerations in public markets
(7)
This exchange table does not include Senior Secured Notes and new financing funds expected upon SEC approval of a public registration, expected to total between $4.3 and $4.6 million, and their use to purchase equity and warrants
(8)
Public registration is currently expected to provide for the purchase of "units" at an offering price of $6.40 per unit, with each unit consisting of:
                8 shares of common stock, warrants to purchase 8 shares of common stock at $1.00 each, 2 shares of common stock at $1.25 each, and 2 shares of common stock at $1.63 each

Exhibit B

        Form of Warrant Agreement

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LIGHTSPACE CORPORATION AMENDED AND RESTATED SECURITYHOLDER DEBT AND EQUITY CONVERSION AND EXCHANGE AGREEMENT
SECTION 1. STOCK EXCHANGE
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS
SECTION 4. MISCELLANEOUS